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                                                  FORM 10-Q
                                                  JUNE 30, 1995


                                             Exhibit 10.1

June 22, 1995

Mr. Edward W. Machala
Vice President
American Power Conversion Corporation
132 Fairgrounds Road
West Kingston, Rhode Island 02892

Dear Ed:

Reference is hereby made to the Loan Agreement (the
"Agreement") made as of December 30, 1991, by and between Fleet National Bank (the "Bank") and American Power
Conversion Corporation (the "Borrower"). All terms defined therein shall be incorporated by reference herein.

Where as, Borrower desires to increase the existing unsecured demand line of credit, with the Bank, from $10,000,000 to $25,000,000; and

Whereas, the Bank is willing to make such a loan to the Borrower subject to the terms and conditions of this Agreement,

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Bank and the Borrower as follows:

Section 1.1 - The Loan

Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

"Subject to the terms and conditions contained in this Agreement, the Bank, from time to time, will make loans to the Borrower (the "Line of Credit") up to and aggregate principal amount advanced of Twentyfive Million Dollars
($25,000,000) outstanding, (the "Credit Limit").



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Section 1.2 - The Note

The first sentence of Section 1.2 of the Loan Agreement is amended in its entirety to read as follows:


"The Line of Credit will be evidenced by that certain Line of Credit Demand Note of Borrower in the principal amount of Twenty-Five Million Dollars ($25,000,000) of even date herewith (the "Note").

Section 1.4 (a) - Interest

The third paragraph of Section 1.4 (a) of the Loan Agreement is amended in its entirety to read as follows:

The "Cost of Funds Rate" means the rate of interest per annum which is the sum of (i) the Bank's cost of funds for periods of 7, 14, 30, 60, 90 or 180 days, as applicable, as determined by the Bank, and in effect on the first day of any period for which a Cost of Funds Rate is in effect and
(ii) 1.25%.

The Line of Credit Demand Note

All references to a principal amount of Ten Million dollars
($10,000,000) are hereby amended to read as Twenty-Five
Million Dollars ($25,000,000).

Except as modified hereby, the Borrower confirms, ratifies and restates all of the representations, warranties, covenants and agreements made and set forth in the Loan Agreement and the Line of Credit Demand Note and any and all other documents executed in connection therewith.
In witness whereof, the parties hereto have caused this amendment to the Loan Agreement to be executed as of the date of this letter agreement.


Witness:                       Fleet National Bank

/s/ Donald J. Cavanagh, Jr.    By: /s/ Timothy J. McCormick,V.P.

/s/ Donald J. Cavanagh, Jr.    By: /s/ Timothy J. McCormick,V.P.

                               American Power Conversion Corporation

/s/ Michael J. Ricci           By: /s/ Edward W. Machala











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